Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2023 Earnings; Increases Quarterly Dividend

Indiana, PA, April 25, 2023 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2023.

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2023	2022	2022
Reported Results
Net income	$30,224	$35,733	$27,726
Diluted earnings per share	$0.30	$0.38	$0.29
Return on average assets	1.17%	1.47%	1.18%
Return on average equity	10.56%	13.61%	10.15%

Operating Results (non-GAAP)(1)
Core net income	$45,387	$36,750	$27,814
Core diluted earnings per share	$0.45	$0.39	$0.29
Core pre-tax pre-provision net revenue	$54,481	$55,289	$36,537
Provision for credit losses	$(2,650)	$9,120	$1,964
Provision for credit losses - acquisition day 1 non-PCD	$10,653	$—	$—
Net charge-offs	$1,173	$2,014	$1,134
Reserve build/(release)(2)	$30,979	$6,813	$(1,334)
Core return on average assets (ROAA)	1.75%	1.51%	1.18%
Core pre-tax pre-provision ROAA	2.11%	2.28%	1.56%
Return on average tangible common equity	15.75%	19.77%	14.52%
Core return on average tangible common equity	23.42%	20.32%	14.57%
Core efficiency ratio	52.41%	50.00%	59.47%
Net interest margin (FTE)	4.01%	3.99%	3.19%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
First Quarter 2023 Highlights
Financial results
•Net income of $30.2 million and diluted earnings per share totaled $0.30, a decrease of $5.5 million, or $0.08 per share from the previous quarter. The results during the first quarter of 2023 included $19.2 million, or $0.15 per share, of merger-related expenses from the Company’s acquisition of Centric Financial Corporation (Centric).

◦Reported results included notable items related to the acquisition of Centric, including merger-related expenses of $8.5 million and impacts to provision for credit losses of $10.7 million
◦Acquired Centric loans and deposits totaled $949.2 million and $757.0 million, respectively, as of January 31, 2023, the date of acquisition
◦Average acquired Centric loans and deposits contributed $631.8 million and $441.9 million, respectively, for the first quarter of 2023
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $54.5 million, a decrease of $0.8 million from the previous quarter and an increase of $18.0 million from the first quarter of 2022, primarily as a result of an 82 basis point increase in the net interest margin (FTE) and a $878.2 million increase in average interest-earning assets
◦PPNR ROAA was 1.78% in the first quarter of 2023 as compared to 2.22% in the previous quarter
◦Core PPNR ROAA was 2.11% in the first quarter of 2023 as compared to 2.28% in the previous quarter
•Average deposits increased $713.4 million from the previous quarter, including $441.9 million in average deposits acquired from Centric. Average organic deposits grew $271.5 million, or 13.8% annualized from the previous quarter, including the transfer of $109.1 million of average off-balance sheet Trust deposits onto the Company’s balance sheet
◦End of period deposits (excluding acquired deposits) increased $472.5 million, or 23.9% annualized from the previous quarter
◦83% of deposits were insured or secured as of March 31, 2023
•Total loans (excluding acquired loans) increased $64.8 million, or 3.4% annualized from the previous quarter
•Loan-to-deposit ratio decreased 175 basis points to 93.9% in the first quarter of 2023
◦Loans and available for sale (AFS) and held to maturity (HTM) securities as a percentage of total deposits decreased 396 basis points to 107.3%
•Record net interest income (FTE) of $94.7 million increased $6.3 million from the previous quarter and $26.2 million from the first quarter of 2022
•Noninterest income of $23.0 million decreased $1.3 million from the previous quarter primarily due to a $1.6 million gain on a limited partnership investment in the previous quarter
•Noninterest expense (excluding merger-related expense) of $62.8 million increased $5.8 million from the previous quarter due primarily to higher operating costs resulting from the Centric acquisition
•Total shareholder’s equity increased $172.9 million from the previous quarter due to $141.4 million in common equity issuance resulting from the Centric acquisition and a $13.1 million, or 9.5% increase in accumulated other comprehensive income (AOCI) resulting from the impact of lower interest rates on the fair value of the company’s available for sale investment portfolio and interest rate swap agreements.
◦Tangible book value per share increased $0.21, or 10.8% annualized from the previous quarter
◦AOCI as a percentage of tangible common equity decreased 377 basis points to 14.8% in the first quarter of 2023
Profitability
•The net interest margin of 4.01% increased 2 basis points compared to the prior quarter
◦The core net interest margin (adjusted for net purchase accounting marks) decreased 4 basis points to 3.94%
•The core efficiency ratio(1) increased by 241 basis points to 52.41% compared to the prior quarter
•The core ROAA increased 24 basis points to 1.75% compared to the prior quarter
•Core pre-tax pre-provision ROAA(1) for the quarter ended March 31, 2023 was 2.11% as compared to 2.28% in the prior quarter and 1.55% in the prior year quarter

Strong capital and liquidity positions
•Total available liquidity of $4.1 billion
◦Cash and AFS securities as a percentage of total assets increased 102 basis points to 10.6%
•On April 24, 2023, the Board of Directors authorized a 4.2% increase in the quarterly cash dividend to shareholders
•Bank-level Tier 1 Capital ratio of 10.9%, which represents $266.0 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•There were 21,342 shares repurchased at a weighted average price of $13.58. The remaining capacity under the current program was $5.6 million as of March 31, 2023. On April 24, 2023, the Board of Directors authorized a $25 million increase in the share repurchase program.
Asset quality
•The total provision for credit losses was $8.0 million, a decrease of $1.1 million from the previous quarter
◦Provision expense included $10.7 million related to day-1 non-Purchase Credit Deteriorated (PCD) loans resulting from the Centric acquisition
•Reserve build/(release)(2) was $31.0 million primarily resulting from acquired loans, bringing reserves to total loans to 1.55% from 1.35% in the previous quarter
•Nonperforming loans of $44.2 million increased $8.7 million from the previous quarter and included $14.8 million of acquired loans on a nonaccrual status
•Net charge-offs on loans totaled $1.2 million, a decrease of $0.8 million from the previous quarter
◦Net charge-offs/(recoveries) as a percentage of average loans outstanding (annualized) was 0.06% in the first quarter of 2023, a decrease from 0.11% in the previous quarter
“I am pleased with our first quarter results, with organic deposit growth outstripping loan originations and a resilient net interest margin that overcame the most funding pressure we’ve seen since the Federal Reserve began raising rates in March of 2022,” stated T. Michael Price, President and Chief Executive Officer. “While our loan growth moderated in the first quarter, we believe our geographic expansion and the scaling of our de novo equipment finance business will help offset any slowdown in borrower demand." Price continued, "We all received a healthy reminder this quarter of how important balance sheet management and appropriate risk oversight are to the banking industry. Our capital, liquidity and financial positions remain strong and we believe our granular, diversified core depository highlights the value of our franchise."
Earnings
Net income for the first quarter of 2023 was $30.2 million, or $0.30 per share, compared to $35.7 million, or $0.38 per share in the fourth quarter of 2022 and $27.7 million, or $0.29 per share for the first quarter of 2022.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $94.7 million increased $6.3 million from the previous quarter and $26.2 million from the prior year quarter. The increase from the prior quarter was primarily due to an $803.0 million increase in average interest earning assets, which includes $637.6 million in average earning assets from the Centric acquisition.
The net interest margin for the first quarter of 2023 was 4.01%, an increase of two basis points from the previous quarter and an increase of 82 basis points from the first quarter of 2022. The increase from the fourth quarter of 2022 was due primarily to a six basis point increase in purchase accounting accretion and a 52 basis point increase in the yield on loans, offset by a 52 basis point increase in the cost of deposits.
Total average deposits (excluding acquired deposits) grew $271.5 million in the first quarter of 2023 as compared to the previous quarter. Average interest-bearing demand and savings deposits (excluding acquired deposits) grew $176.8 million and average time deposits (excluding acquired deposits) grew $282.4 million, which was partially offset by a $187.7 million decrease in average noninterest-bearing deposits (excluding acquired deposits).

Asset Quality
Provision expense in the first quarter of 2023 totaled $8.0 million and included $10.7 million of day-1 non-PCD provision expense resulting from the Centric acquisition. The decrease in the provision expense for the non-acquired portfolio was primarily the result of a decrease in unfunded commitment reserves related to decreases in construction commitments and lower loan originations as compared to the previous quarter.
The allowance for credit losses (ACL) as a percentage of end-of-period loans was 1.55% in the first quarter of 2023 as compared to 1.35% in the previous quarter.
At March 31, 2023, nonperforming loans totaled $44.2 million, an increase of $8.7 million from the previous quarter and an increase of $6.8 million from the previous year quarter. The increase from the prior quarters was primarily due to $14.8 million of nonperforming loans acquired from the Centric acquisition in the first quarter of 2023 and the adoption of ASU 2022-02 which removed $6.4 million of accruing troubled debt restructured (TDRs) in the prior quarter.
Nonperforming loans represented 0.51% of total loans as of March 31, 2023 as compared to 0.46% and 0.54% for the periods ended December 31, 2022 and March 31, 2022, respectively.
At March 31, 2023, criticized loans totaled $189.9 million, an increase of $57.0 million from the previous quarter. The increase from the previous quarter was primarily due to $70.2 million of criticized loans purchased in the Centric acquisition.
During the first quarter of 2023, net charge-offs/(recoveries) were $1.2 million, compared to $2.0 million in the prior quarter and $1.1 million in the first quarter of 2022. Net charge-offs were 0.06%, 0.11% and 0.07% of average loans (annualized) for the periods ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $23.0 million for the first quarter of 2023, as compared to $24.3 million for the fourth quarter of 2022 and $24.0 million for the first quarter of 2022. There were no material securities gains during the current or comparable quarters.
The $1.3 million decrease from the previous quarter was primarily driven by a $1.6 million gain on a limited partnership investment included in other revenue in the previous quarter and a $0.5 million decrease in swap fee income, partially offset by a $0.9 million increase in the gain on sale of Small Business Administration (SBA) loans.
Noninterest expense (excluding merger-related) totaled $62.8 million for the first quarter of 2023, as compared to $57.1 million for the fourth quarter of 2022 and $55.7 million for the first quarter of 2022. The $5.8 million increase from the previous quarter was primarily the result of a $2.6 million increase in salaries and benefits, a $0.7 million increase in FDIC insurance, a $0.6 million increase in occupancy expense, and a $0.6 million increase in advertising and promotion expenses. The increase in operating expenses was primarily driven by the Centric acquisition and an increase of 112 full time equivalent staff.
The core efficiency ratio was 52.41% during the first quarter of 2023 as compared to 50.00% in the previous quarter and 59.47% in the first quarter of 2022.
Full time equivalent staff was 1,536 at March 31, 2023, 1,424 at December 31, 2022, and 1,432 at March 31, 2022.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.125 per share, which represents a 4.2% increase from the previous quarter. The cash dividend is payable on May 19, 2023 to shareholders of record as of May 5, 2023. This dividend represents a 4.2% projected annual yield utilizing the April 24, 2023 closing market price of $11.86.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2023 were 13.8%, 11.5%, 10.2% and 10.8% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter of 2023 on Wednesday, April 26, 2023 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s website for 30 days.

About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency.
For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company's business; (2) future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; (3) the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (4) management’s ability to effectively execute its business plans; (5) mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; (6) the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; (7) the effect of changes in accounting policies and practices; (8) changes in consumer spending, borrowing and saving and changes in unemployment; (9) changes in customers’ performance and creditworthiness; (10) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (11) current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; (12) the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; (13) our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms; (14) financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; (15) the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; (16) the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; (17) a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; (18) the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; (19) our ability to develop and execute effective business plans and strategies; and (20) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
SUMMARY RESULTS OF OPERATIONS
Net interest income	$94,358	$88,027	$68,172
Provision for credit losses	(2,650)	9,120	1,964
Provision for credit losses — acquisition day 1 non-PCD	10,653	—	—
Noninterest income[1]	22,963	24,309	23,976
Noninterest expense	71,381	58,334	55,724
Net income	30,224	35,733	27,726
Core net income (5)	45,387	36,750	27,814
Earnings per common share (diluted)	$0.30	$0.38	$0.29
Core earnings per common share (diluted) (6)	$0.45	$0.39	$0.29
KEY FINANCIAL RATIOS
Return on average assets	1.17%	1.47%	1.18%
Core return on average assets (7)	1.75%	1.51%	1.18%
Return on average assets, pre-provision, pre-tax	1.78%	2.22%	1.55%
Core return on average assets, pre-provision, pre-tax	2.11%	2.28%	1.56%
Return on average shareholders' equity	10.56%	13.61%	10.15%
Return on average tangible common equity (8)	15.75%	19.77%	14.52%
Core return on average tangible common equity (9)	23.42%	20.32%	14.57%
Core efficiency ratio (2)(10)	52.41%	50.00%	59.47%
Net interest margin (FTE) (1)	4.01%	3.99%	3.19%

Book value per common share	$11.87	$11.27	$11.32
Tangible book value per common share (11)	8.13	7.92	7.99
Market value per common share	12.43	13.97	15.16
Cash dividends declared per common share	0.120	0.120	0.115
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.51%	0.46%	0.54%
Nonperforming assets as a percent of total assets (3)	0.41%	0.37%	0.40%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.06%	0.11%	0.07%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	302.67%	289.98%	243.38%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.55%	1.35%	1.31%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.0%	10.7%	11.1%
Tangible common equity as a percent of tangible assets (12)	7.8%	7.8%	8.1%
Leverage Ratio	10.2%	10.2%	9.8%
Risk Based Capital - Tier I	11.5%	12.0%	12.2%
Risk Based Capital - Total	13.8%	14.4%	14.7%
Common Equity - Tier I	10.8%	11.1%	11.3%

1

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
INCOME STATEMENT
Interest income	$114,589	$96,281	$71,244
Interest expense	20,231	8,254	3,072
Net Interest Income	94,358	88,027	68,172
Provision for credit losses	(2,650)	9,120	1,964
Provision for credit losses - acquisition day 1 non-PCD	10,653	—	—
Net Interest Income after Provision for Credit Losses	86,355	78,907	66,208
Net securities gains	—	—	2
Trust income	2,486	2,455	2,713
Service charges on deposit accounts	4,918	4,946	4,615
Insurance and retail brokerage commissions	2,552	2,051	2,272
Income from bank owned life insurance	1,227	1,149	1,508
Gain on sale of mortgage loans	652	948	1,282
Gain on sale of other loans and assets	2,086	1,525	2,319
Card-related interchange income	6,829	6,996	6,490
Derivative mark-to-market	(89)	(27)	347
Swap fee income	245	752	453
Other income	2,057	3,514	1,975
Total Noninterest Income	22,963	24,309	23,976
Salaries and employee benefits	34,264	31,664	30,932
Net occupancy	5,018	4,451	4,787
Furniture and equipment	4,238	3,990	3,730
Data processing	3,404	3,543	3,188
Pennsylvania shares tax	1,252	960	1,005
Advertising and promotion	1,663	1,093	1,226
Intangible amortization	1,147	726	862
Other professional fees and services	1,591	1,272	1,221
FDIC insurance	1,417	675	698
Litigation and operational losses	743	847	600
Loss on sale or write-down of assets	41	128	75
Merger and acquisition	8,541	1,254	—
Other operating expenses	8,062	7,731	7,400
Total Noninterest Expense	71,381	58,334	55,724
Income before Income Taxes	37,937	44,882	34,460
Income tax provision	7,713	9,149	6,734
Net Income	$30,224	$35,733	$27,726

Shares Outstanding at End of Period	103,193,127	93,376,314	94,299,039
Average Shares Outstanding Assuming Dilution	99,779,816	93,489,398	94,311,324

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2023	2022	2022
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$113,692	$124,254	$120,289
Interest-bearing bank deposits	282,110	29,990	404,516
Securities available for sale, at fair value	786,813	789,075	946,346
Securities held to maturity, at amortized cost	451,278	461,162	512,911
Loans held for sale	11,050	11,869	10,506

Loans and leases	8,656,945	7,642,143	6,952,112
Allowance for credit losses	(133,885)	(102,906)	(91,188)
Net loans and leases	8,523,060	7,539,237	6,860,924

Goodwill and other intangibles	385,998	312,533	314,066
Other assets	559,751	537,546	472,566
Total Assets	$11,113,752	$9,805,666	$9,642,124

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,698,225	$2,670,508	$2,719,645

Interest-bearing demand deposits	547,015	357,769	305,623
Savings deposits	5,127,037	4,572,183	4,782,445
Time deposits	862,671	405,009	364,134
Total interest-bearing deposits	6,536,723	5,334,961	5,452,202

Total deposits	9,234,948	8,005,469	8,171,847

Short-term borrowings	278,978	372,694	95,748
Long-term borrowings	187,531	181,224	182,012
Total borrowings	466,509	553,918	277,760

Other liabilities	187,281	194,205	124,898
Shareholders' equity	1,225,014	1,052,074	1,067,619
Total Liabilities and Shareholders' Equity	$11,113,752	$9,805,666	$9,642,124

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2023	Rate	2022	Rate	2022	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$8,301,449	5.27%	$7,491,352	4.76%	$6,893,628	3.80%
Securities and interest-bearing bank deposits (FTE) (1)	1,279,477	2.20%	1,286,561	2.08%	1,809,131	1.54%
Total Interest-Earning Assets (FTE) (1)	9,580,926	4.86%	8,777,913	4.36%	8,702,759	3.33%
Noninterest-earning assets	907,982		863,049		821,819
Total Assets	$10,488,908		$9,640,962		$9,524,578

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,312,086	0.88%	$4,884,236	0.29%	$4,980,390	0.04%
Time deposits	682,144	2.34%	345,749	0.57%	374,484	0.29%
Short-term borrowings	266,932	3.65%	264,987	2.86%	115,544	0.07%
Long-term borrowings	185,367	5.06%	181,333	4.96%	182,119	4.98%
Total Interest-Bearing Liabilities	6,446,529	1.27%	5,676,305	0.58%	5,652,537	0.22%
Noninterest-bearing deposits	2,678,849		2,729,716		2,645,551
Other liabilities	202,476		193,685		119,075
Shareholders' equity	1,161,054		1,041,256		1,107,415
Total Noninterest-Bearing Funding Sources	4,042,379		3,964,657		3,872,041
Total Liabilities and Shareholders' Equity	$10,488,908		$9,640,962		$9,524,578

Net Interest Margin (FTE) (annualized)(1)		4.01%		3.99%		3.19%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2023	2022	2022
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,361,858	$1,132,032	$1,121,185
Commercial real estate	2,991,930	2,425,012	2,344,281
Equipment Finance loans and leases	109,221	79,674	2,505
Real estate construction	422,831	395,439	307,411
Total Commercial	4,885,840	4,032,157	3,775,382

Consumer Loan Portfolio:
Closed-end mortgages	1,807,941	1,682,092	1,467,133
Home equity lines of credit	515,926	512,577	539,088
Real estate construction	119,071	117,662	91,577
Total Real Estate - Consumer	2,442,938	2,312,331	2,097,798

Auto & RV loans	1,244,874	1,210,451	984,001
Direct installment	30,381	31,938	37,751
Personal lines of credit	49,399	51,514	52,614
Student loans	3,513	3,752	4,566
Total Other Consumer	1,328,167	1,297,655	1,078,932
Total Consumer Portfolio	3,771,105	3,609,986	3,176,730
Total Portfolio Loans and Leases	8,656,945	7,642,143	6,952,112
Loans held for sale	11,050	11,869	10,506
Total Loans and Leases	$8,667,995	$7,654,012	$6,962,618

	March 31,	December 31,	March 31,
	2023	2022	2022
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis *	$29,413	$29,045	$30,580
Loans on nonaccrual basis - Centric acquisition	14,821	—	—
Troubled debt restructured loans on accrual basis *	—	6,442	6,887
Total Nonperforming Loans and Leases	$44,234	$35,487	$37,467
Other real estate owned ("OREO")	424	534	667
Repossessions ("Repos")	553	454	397
Total Nonperforming Assets	$45,211	$36,475	$38,531
Loans past due in excess of 90 days and still accruing	1,440	1,991	1,921
Classified loans and leases	76,962	44,447	75,270
Criticized loans and leases	189,873	132,863	174,060

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.52%	0.48%	0.55%
Allowance for credit losses	$133,885	$102,906	$91,188
*TDR's were eliminated as of January 1, 2023 as part of implementing ASU 2022-02, Financial Instruments Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$504	$444	$395
Real estate construction	—	—	—
Commercial real estate	(42)	182	(14)
Residential real estate	41	32	110
Loans to individuals	670	1,356	643
Net Charge-offs	$1,173	$2,014	$1,134

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.06%	0.11%	0.07%
Provision for credit losses as a percentage of net charge-offs	(225.92)%	452.83%	173.19%
Provision for credit losses	$(2,650)	$9,120	$1,964

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Interest income	$114,589	$96,281	$71,244
Adjustment to fully taxable equivalent basis (1)	305	290	253
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	114,894	96,571	71,497
Interest expense	20,231	8,254	3,072
Net interest income, (FTE) (1)	$94,663	$88,317	$68,425

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Net Income	$30,224	$35,733	$27,726
Intangible amortization	1,147	726	862
Tax benefit of amortization of intangibles	(241)	(152)	(181)
Net Income, adjusted for tax affected amortization of intangibles	$31,130	$36,307	$28,407

Average Tangible Equity:
Total shareholders' equity	$1,161,054	$1,041,256	$1,107,415
Less: intangible assets	359,431	312,634	314,235
Tangible Equity	801,623	728,622	793,180
Less: preferred stock	—	—	—
Tangible Common Equity	$801,623	$728,622	$793,180

(8)Return on Average Tangible Common Equity	15.75%	19.77%	14.52%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Core Net Income:
Total Net Income	$30,224	$35,733	$27,726
Net securities gains	—	—	(2)
Merger and acquisition related expenses	8,541	1,254	—
Tax benefit of merger and acquisition related expenses	(1,794)	(263)	—
COVID-19 related	—	33	17
Tax benefit of COVID-19 related	—	(7)	(4)
Provision for credit losses - acquisition day 1 non-PCD	10,653	—	—
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	(2,237)	—	—
Branch consolidation related	—	—	98
Tax benefit of bank consolidation related expenses	—	—	(21)
(5) Core net income	$45,387	$36,750	$27,814
Average Shares Outstanding Assuming Dilution	99,779,816	93,489,398	94,311,324
(6) Core Earnings per common share (diluted)	$0.45	$0.39	$0.29

Intangible amortization	1,147	726	862
Tax benefit of amortization of intangibles	(241)	(152)	(181)
Core Net Income, adjusted for tax affected amortization of intangibles	$46,293	$37,324	$28,495

(9) Core Return on Average Tangible Common Equity	23.42%	20.32%	14.57%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Core Return on Average Assets:
Total Net Income	$30,224	$35,733	$27,726
Total Average Assets	10,488,908	9,640,962	9,524,578
Return on Average Assets	1.17%	1.47%	1.18%

Core Net Income (5)	$45,387	$36,750	$27,814
Total Average Assets	10,488,908	9,640,962	9,524,578
(7) Core Return on Average Assets	1.75%	1.51%	1.18%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Core Efficiency Ratio:
Total Noninterest Expense	$71,381	$58,334	$55,724
Adjustments to Noninterest Expense:
Intangible amortization	1,147	726	862
Merger and acquisition related	8,541	1,254	—
COVID-19 related	—	33	17
Branch consolidation related	—	—	98
Noninterest Expense - Core	$61,693	$56,321	$54,747

Net interest income, (FTE)	$94,663	$88,317	$68,425
Total noninterest income	22,963	24,309	23,976
Net securities gains	—	—	(2)
Total Revenue	117,626	112,626	92,399

Adjustments to Revenue:
Derivative mark-to-market	(89)	(27)	347
Total Revenue - Core	$117,715	$112,653	$92,052

(10)Core Efficiency Ratio	52.41%	50.00%	59.47%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	March 31,	December 31,	March 31,
	2023	2022	2022
Tangible Equity:
Total shareholders' equity	$1,225,014	$1,052,074	$1,067,619
Less: intangible assets	385,998	312,533	314,066
Tangible Equity	839,016	739,541	753,553
Less: preferred stock	—	—	—
Tangible Common Equity	$839,016	$739,541	$753,553

Tangible Assets:
Total assets	$11,113,752	$9,805,666	$9,642,124
Less: intangible assets	385,998	312,533	314,066
Tangible Assets	$10,727,754	$9,493,133	$9,328,058

(12)Tangible Common Equity as a percentage of Tangible Assets	7.82%	7.79%	8.08%

Shares Outstanding at End of Period	103,193,127	93,376,314	94,299,039
(11)Tangible Book Value Per Common Share	$8.13	$7.92	$7.99

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Pre-tax pre-provision income:
Net interest income	$94,358	$88,027	$68,172
Noninterest income	22,963	24,309	23,976
Noninterest expense	71,381	58,334	55,724
Pre-tax pre-provision income	$45,940	$54,002	$36,424

Net securities gains	$—	$—	$(2)
Merger and acquisition related expenses	8,541	1,254	—
COVID-19 related	—	33	17
Branch consolidation	—	—	98
Core pre-tax pre-provision income	$54,481	$55,289	$36,537

Net charge-offs	$1,173	$2,014	$1,134